                                   [ACS LETTERHEAD]



                                 November 16, 1998



BRC Holdings, Inc.
1111 W. Mockingbird Lane
Suite 1400
Dallas, Texas 75247
Attention: Thomas A. Kiraly

     Re:  Extension of the Offer

Ladies and Gentlemen:


     Affiliated Computer Services, Inc. ("Parent") and ACS Acquisition Corporation (the "Purchaser") exercise their right under Section 1.1 of the Agreement and Plan of Merger dated October 19, 1998 (the "Merger Agreement") among Parent, the Purchaser and BRC Holdings, Inc. to extend the Expiration Date of the Offer to 12:00 Midnight, New York City time, on Monday, November 30, 1998.

     Capitalized terms used but not defined herein have the meanings assigned to such terms in the Merger Agreement.

                              Sincerely,

                              AFFILIATED COMPUTER SERVICES, INC.


                              By: /s/ MARK A. KING
                                 ----------------------------------------
                                 Mark A. King, Executive Vice President
                                 and Chief Financial Officer


                              ACS ACQUISITION CORPORATION


                              By: /s/ MARK A. KING
                                 ----------------------------------------
                                 Mark A. King, Vice President

BRC Holdings, Inc.
November 16, 1998
Page 2





cc:  Arter Hadden LLP
     1717 Main Street, Suite 4100
     Dallas, Texas 75201
     Attention: Jeffrey M. Sone

     Hughes & Luce, L.L.P.
     1717 Main Street, Suite 2800
     Dallas, Texas 75201
     Attention: David G. Luther, Jr.